Exhibit 8.1

January 10, 2005

Tully’s Coffee Corporation

3100 Airport Way South

Seattle, WA 98134

Ladies and Gentlemen:

We have acted as counsel to Tully’s Coffee Corporation, a Washington corporation (“Tully’s”), in connection with the Rights Offering for 1,750,000 shares of Common Stock and 3,550,000 investment units, each investment unit consisting of four shares of Series A Convertible Preferred Stock and a warrant to purchase two shares of Common Stock (the “Offering”), as further described in the Form S-1 Registration Statement, as amended through the date hereof (Registration Statement No. 333-115428) (the “Registration Statement”). Unless otherwise indicated in this letter, all capitalized terms and the terms “primary rights” and “under-subscription privileges” have the same meanings as set forth in the Registration Statement.

In connection with the filing of the Registration Statement, you have requested our opinion whether either (i) receipt of the primary rights by eligible former and current holders of Tully’s Common Stock pursuant to the Offering or (ii) receipt of the under-subscription privileges by all shareholders of record as of January 6, 2005, pursuant to the Offering will be a taxable event for United States federal income tax purposes. For purposes of this opinion, we have examined and are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times of the statements and representations contained in the Registration Statement and in such other documents as we have deemed necessary or appropriate to enable us to render the opinion below.

For purposes of this opinion, we have assumed (without any independent investigation or review thereof) that:

1.	All documents submitted to us as originals are valid and authentic, and all documents submitted to us as copies conform to the original documents;

2.	All documents are complete and have been duly authorized, executed, and delivered;

3.	The Offering will be consummated as contemplated by the Registration Statement and will be effective under applicable state law;

Tully’s Coffee Corporation

January 10, 2005

4.	All signatures are genuine and were affixed by persons with legal capacity and authority to do so;

5.	All of the information, facts, statements, and representations contained in any of the documents referred to herein or otherwise made to us are true, complete, and correct and will be true, complete, and correct at all relevant times, including the time of the filing of the Registration Statement. Furthermore, no actions have been taken or will be taken that are inconsistent with such information, facts, statements, or representations (without regard to any qualification stated therein and without undertaking to verify such information, facts, statements, or representations by independent investigation);

6.	Any representation or statement made “to the knowledge of” or similarly qualified is and will be true, correct, and complete as if made without such qualification; and

7.	None of the terms and conditions contained in the documents have been or will be waived or modified in any respect.

Any change in the accuracy or completeness of any of the information, facts, statements, representations, documents, or assumptions on which our opinion is based could affect our conclusions.

Based upon the foregoing assumptions and subject to the conditions and limitations set forth in this letter, we are of the opinion that for United States federal income tax purposes (i) receipt of the primary rights from Tully’s will be a taxable event to eligible former and current shareholders to the extent of the fair market value of the primary rights at the time of distribution; (ii) receipt of the under-subscription privileges from Tully’s will be a taxable event to all shareholders of record as of January 6, 2005, to the extent of the fair market value of the under-subscription privileges at the time of distribution, and (iii) the discussion set forth in the Registration Statement under the heading “Federal Income Tax Consequences,” to the extent it describes legal matters or legal conclusions, is accurate in all material respects.

In addition to the matters set forth above, this opinion is subject to the following exceptions, limitations, and qualifications:

1.	This opinion represents our best judgment as to the United States federal income tax consequences of the Offering and is not binding on the Internal Revenue

Tully’s Coffee Corporation

January 10, 2005

Service (the “Service”) or any court of law, tribunal, administrative agency, or other government body, and we cannot give assurance that the Service will not assert a contrary position.

2.	This opinion is based on the Code, existing judicial decisions, administrative regulations, published rulings, and such other authority as we have considered relevant. Future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, may adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any developments in, or changes of application or interpretation of, United States federal income tax laws.

3.	This opinion does not address all United States federal income tax consequences of the Offering. We express no opinion as to any United States federal, state, local, foreign, or other tax consequences other than as set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

4.	This opinion does not address all aspects of United States federal income taxation that may be relevant to a recipient of primary rights or under-subscription privileges pursuant to the Offering in light of the recipient’s particular circumstances or to any recipients who are subject to special rules, such as recipients who are not citizens or residents of the United States or organized under the laws of the United States, financial institutions, tax-exempt organizations, insurance companies, brokers or dealers in securities, traders in securities electing mark-to-market, recipients who acquired their Tully’s stock upon exercise of options or similar derivative securities or otherwise as compensation, or recipients who hold their Tully’s stock pursuant to a tax-qualified retirement plan or as part of a straddle, hedge, or conversion transaction.

5.	We express no opinion as to any transaction other than the Offering as described in the Registration Statement. We express no opinion as to any transaction whatsoever, including the Offering, if, either the transactions described in the Offering are not consummated as contemplated by the Registration Statement, or any of the representations, statements, and assumptions upon which we have relied are not true and accurate at all relevant times.

Tully’s Coffee Corporation

January 10, 2005

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended, we hereby consent to discussion of this opinion in the Prospectus included as part of the Registration Statement, to filing a form of this opinion as an exhibit to the Prospectus included as part of the Registration Statement, and to reference to our firm in the Prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended, or pursuant to the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ STOEL RIVES LLP

Stoel Rives LLP